State of California

[SECRETARY OF STATE SEAL]

SECRETARY OF STATE

    I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

    That the attached transcript of  2  page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF I execute this certificate and affix the Great Seal of the State of California this day of JAN 17, 2002 /s/ Kevin Shelley Secretary of State

ENDORSED - FILED
In the office of the Secretary of State
Of the State of California

DEC 18 2002

BILL JONES, Secretary of State

ARTICLES OF INCORPORATION OF SONASOFT CORP.

ARTICLE I

NAME

The Name of the Corporation is Sonasoft Corp.

ARTICLE II

PURPOSE

The purpose of the corporation is to engage in any lawful act or activity, for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation's initial agent for ::nice of process arc:

W. Patrick Kelley, Sr., Esq.
66 Linoberg Street
Sonora, California 95370

ARTICLE IV

STOCK

The corporation is authorized to issue only one class of shares of stool. which shall be designated "Common Shares", and the total number of shares which corporation is authorized to issue is one hundred thousand (100,000) shares.

ARTICLE V

PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinction shall exist between the shares of the corporation or the holders thereof.

ARTICLE VI

LIMITATION ON DIRECTORS' LIABILII1ES

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

EXECUTION

IN WITNESS WHEREOF, the undersigned, who is the incorporator, has executed these Articles  of Incorporation on this 17th day of December, 2002.

/s/  W. Patrick Kelley, Sr.
W. Patrick Kelley, Sr., Incorporator

Page 2.

State of California

[SECRETARY OF STATE SEAL]

SECRETARY OF STATE

    I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

    That the attached transcript of   page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF I execute this certificate and affix the Great Seal of the State of California this day of MAY 14, 2003 /s/ Kevin Shelley Secretary of State

ENDORSED - FILED
In the office of the Secretary of State
Of the State of California

MAY 14 2003

KEVIN SHELLEY Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF SONASOFT CORP.

The Undersigned certifies that:

1)	He is the sole incorporator, which constitutes a majority of the incorporators of Sonasoft Corp., a California Corporation.

2)	Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

ARTICLE IV

The corporation is authorized to issue only one class of shares of stock; which shall he designated "Common Shares", and the total number of shares which this corporation is authorized to issue is fifty million (50,000,000) shares.

3)	No shares have been issued.

4)	No directors were named in the original articles of incorporator and none have been elected.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated:  January 1, 2003

/s/ W. Patrick Kelley Sr.	[SECRETARY OF STATE SEAL]
W. Patrick Kelley Sr., Incorporator, Sonasoft Corp.